EXHIBIT 23.1

               CONSENT OF AJ ROBBINS, CERTIFIED PUBLIC ACCOUNTANT



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EXHIBIT 23.1


                     AJ Robbins, Certified Public Accountant
                                 Columbine Place
                           216 16th Street, Suite 600
                                Denver, CO 80202
                               Phone: 303-321-1281




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:      College Partnership, Inc.
         Commission File #000-30323

Gentlemen:

I have read Item 4 included in the Form 8-K of College Partnership, Inc. to be filed with the Securities and Exchange Commission and am in agreement with the statements contained therein.



/s/ AJ Robbins
---------------------------
AJ Robbins, CPA
Denver, CO
August 16, 2006